EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-87304, 033-89196, 333-10821 and 333-56735) of Gibraltar Steel Corporation of our report dated March 9, 2005, except Note 2, as to which the date is November 7, 2005 relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Buffalo, New York
March 16, 2006

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